UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2020 (January 23, 2020)

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10986	84-1856018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.0001 par value	MSON	The Nasdaq Global Market

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2020, Misonix, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC, acting as the sole book-running manager and representative of the several underwriters named therein (the “Underwriters”), in connection with the public offering and sale (the “Offering”) of 1,625,000 shares of the Company’s common stock, par value $0.0001 per share (“Shares”), at a price to the public of $18.50 per share. In connection with the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 243,750 Shares from the Company.

The Offering was registered under the Securities Act of 1933 pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-223878). In connection with the Offering, copies of the Underwriting Agreement, an opinion of Jones Day and related consent are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 23, 2020, by and among the Company and Canaccord Genuity LLC, acting as representative of the several underwriters named therein.
5.1	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

By:	/s/ Joseph P. Dwyer
Name:	Joseph P. Dwyer
Title:	Chief Financial Officer

Date: January 27, 2020

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